UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: February 19, 2013

MIDDLESEX WATER COMPANY

(Exact name of registrant as specified in its charter)

NEW JERSEY	0-422	22-1114430
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1500 RONSON ROAD, P.O. BOX 1500, ISELIN, NEW JERSEY 08830

(Address of principal executive offices, including zip code)

(732)-634-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

Middlesex Water Company (“Middlesex” or the “Company”) has received notification from the Borough of Sayreville, New Jersey (“Borough”), one of the Company’s wholesale contract customers, that the Borough will not be renewing its contract for the purchase of water from Middlesex. In accordance with the terms, this contract will remain in effect through August 12, 2013. Middlesex is exploring options with the Borough for its ongoing emergency water supply requirements. Gross operating revenues from water sales to the Borough amounted to $1.9 million in 2012. Revenue reductions from this customer may accelerate the need for Middlesex to file a base rate increase Petition with the New Jersey Board of Public Utilities.

Item 8.01 Other Events

Hess Corporation (Hess), Middlesex’s largest retail water customer, has announced it intends to cease its oil refining operations at its Port Reading, New Jersey facility as early as of the end of February 2013. Revenues from Hess amounted to $2.6 million in 2012. Revenue reductions from this customer may accelerate the need for Middlesex to file a base rate increase Petition with the New Jersey Board of Public Utilities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

MIDDLESEX WATER COMPANY
(Registrant)

s/Kenneth J. Quinn
Kenneth J. Quinn
Vice President, General Counsel,
Secretary and Treasurer